September 4, 2002



Securities and Exchange Commission
Mail Stop 11-3
450 5th Street, N.W.
Washington, DC  20549


Dear Sirs/Madams:

We have read Item 4 of Ladish Co., Inc.'s Form 8-K(a) dated September 4, 2002 and have the following comments:

       1. We agree with the comments in the first and third paragraphs and in the first, second, third, sixth and eighth sentences of the second paragraph.

       2. We agree with the comments in the fourth sentence of the second paragraph, except that we have no basis on which to agree or disagree with the Company's comment that its method of recognizing valuation allowances had been approved by the Company's former auditors.

       3. We have no basis on which to agree or disagree with the comments in the fifth, seventh and ninth sentences of the second paragraph and in the fourth paragraph.


Yours truly,



/s/ DELOITTE & TOUCHE LLP